Exhibit 99.1

CONTACT:	Kim Detwiler
UNIVEST CORPORATION OF PENNSYLVANIA
SVP, Director of Corporate Communications
215-721-8396, detwilerk@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION EXPANDS INSURANCE SUBSIDIARY

THROUGH ACQUISITION OF STERNER INSURANCE

Univest’s acquisition of Sterner marks its eighth insurance acquisition since 1999

SOUDERTON, Pa, July 1, 2014 – Univest Corporation of Pennsylvania (NASDAQ: UVSP) and its insurance subsidiary, Univest Insurance, Inc., today announced the acquisition of Sterner Insurance Associates Inc. (“Sterner Insurance”), a full service firm providing insurance and consultative risk management solutions to individuals and businesses throughout the Lehigh Valley, Berks, Bucks and Montgomery counties.

“Growth of the Univest Insurance business through acquisition is part of our long-term strategy to expand our solutions and meet the financial needs of consumers and businesses in the region,” said Ronald R. Flaherty, president of Univest Insurance, Inc. “Sterner Insurance has been a well-run agency with steady, profitable growth over two decades and we are excited to welcome the employees and further strengthen Univest’s growing presence in the Lehigh Valley.”

Sterner Insurance was founded by Alan F. Sterner, who served as president and CEO of the agency. From a single employee in 1994, Sterner Insurance is now a 21-person firm that operates two offices in Lehigh Valley and Berks County and specializes in commercial insurance, employee benefits, personal insurance, life insurance and business continuation planning. Sterner will serve as senior vice president at Univest Insurance, Inc. and be responsible for leading the Lehigh Valley and Berks County insurance operation.

“Like Univest, Sterner Insurance has been a well-respected, local agency with a deep commitment to our customers, team members and community,” said Sterner. “I am excited for this acquisition as I respect Univest and their significant financial strength, which will bring new opportunities to our customers and team members as we continue to grow.”

This acquisition marks Univest’s eighth insurance acquisition since the Corporation started expanding its financial solutions beyond traditional banking in 1999. Since that time, Univest has invested significantly into becoming a full-service financial provider by growing organically and through more than a dozen acquisitions. Today, as a locally-based company headquartered in Souderton, Montgomery County, Univest offers banking, insurance, investment, wealth management, trust, mortgage banking, and equipment financing solutions.

About Univest Insurance, Inc.

Univest Insurance, Inc., headquartered in Lansdale, Pa. is an independent insurance agency, providing property and casualty insurance, employee benefits, and life, health and disability insurance for individuals, businesses and nonprofit clients. Univest Insurance also has offices in West Chester, Chester County, Souderton, Montgomery County and Upper Marlboro Township, MD.

About Univest Corporation of Pennsylvania

Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has $2.2 billion in assets and over $3.0 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of 40 offices in southeastern Pennsylvania extending to the Lehigh Valley, Maryland and online at www.univest.net.

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This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.